                                                                 EXHIBIT 3(a)(2)

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                       KAISER GROUP INTERNATIONAL, INC.

                                     INTO

                        ICF KAISER INTERNATIONAL, INC.



     The undersigned corporations organized and existing under and in accordance with the General Corporation Law of the State of Delaware


DO HEREBY CERTIFY:


     FIRST:   That the name and state of incorporation of each of the
constituent corporations of the merger are as follows:

Name                                    State of Incorporation
----                                    ----------------------

Kaiser Group International, Inc.        Delaware
ICF Kaiser International, Inc.          Delaware


     SECOND: Kaiser Group International, Inc. is a wholly-owned subsidiary of ICF Kaiser International, Inc.

     THIRD: That an Agreement and Plan of Merger dated December 27, 1999 among the parties to the merger ("Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 253 of the General Corporation Law of the State of Delaware.

     FOURTH: That ICF Kaiser International, Inc., a Delaware corporation, shall be the surviving corporation of the merger.

     FIFTH: That the Certificate of Incorporation of ICF Kaiser International, Inc. shall be the Certificate of Incorporation of the surviving corporation, except that Section 1.01 of the Certificate of Incorporation of ICF Kaiser International, Inc. shall be deleted in its entirety and shall be replaced by the following new section 1.01:

"Section 1.01. Name.  The name of the Corporation is Kaiser Group International,
 ------------------
Inc."
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                                             Certificate of Ownership and Merger
                                        Of Kaiser Group International, Inc. into
                                                  ICF Kaiser International, Inc.
                                                                          Page 2

          SIXTH:   That the executed Merger Agreement is on file at the
principal place of business of the surviving corporation which is located at 9300 Lee Highway, Fairfax, Virginia 22031-1207.

          SEVENTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          EIGHTH: That this Certificate of Merger shall be effective at 5:00 p.m. on its filing date with the office of the Secretary of State.

Attachment:   ICF Kaiser International, Inc. Board Resolutions dated as of
December 9, 1999.


                              Kaiser Group International, Inc.
Attest:


By: /s/ Sandra D. Little      By: /s/ James J. Maiwurm
   ----------------------        ------------------------------
   Sandra D. Little              James J. Maiwurm
   Assistant Secretary           President



                              ICF Kaiser International, Inc.
Attest:


By: /s/ Sandra D. Little      By: /s/ James J. Maiwurm
   ------------------------      ------------------------------
   Sandra D. Little              James J. Maiwurm
   Assistant Secretary           Chairman, President and Chief Executive Officer

                                                          Exhibit to Certificate
                                                         of Ownership and Merger


Resolutions Relating to Amendment to the Certificate of Incorporation to Change
-------------------------------------------------------------------------------
the Name of the Corporation and Merger of a Wholly Owned Subsidiary into the
----------------------------------------------------------------------------
Corporation
-----------

   WHEREAS, the Corporation has determined that it would be in its best interest to change its name from ICF Kaiser International, Inc. to Kaiser Group International, Inc.;

   WHEREAS, the Corporation Law of the State of Delaware, the jurisdiction in which the Corporation is incorporated, permits the Corporation to effectuate a name change without shareholder approval by means of a merger of a wholly owned subsidiary into the Corporation; and

   WHEREAS, the Corporation owns all of the outstanding shares of Kaiser Group International, Inc., a Delaware corporation;

   NOW THEREFORE, be it:

   RESOLVED, that the Corporation merge into itself its wholly owned subsidiary, Kaiser Group International, Inc., and assume all of said subsidiary's liabilities and obligations (the "Merger");

   FURTHER RESOLVED, that as of the effectiveness of the Merger, the separate existence of Kaiser Group International, Inc. shall terminate and ICF Kaiser International, Inc. shall be the surviving corporation and its name shall be changed to Kaiser Group International, Inc. (the "Name Change");

   FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be, and it hereby is, amended, effective as of the effectiveness of the Merger, by deleting Section 1.01 in its entirety and adding a new Section 1.01 to read in its entirety as follows:

   Section 1.01 Name. The name of the Corporation is Kaiser Group International,
   ------------------
Inc.

   FURTHER RESOLVED, that James J. Maiwurm, Chairman, President and Chief Executive Officer; Timothy P. O'Connor, Executive Vice President, Chief Financial Officer and Chief Administrative Officer; Marijo L. Ahlgrimm, Senior Vice President and Corporate Controller; Shaun M. Martin, Senior Vice President, Treasurer and Secretary; and any Executive Vice President of the Corporation (each an "Authorized Officer" and collectively, the "Authorized Officers"), in their capacities as officers of the Corporation, be, and each of them, with full power to act without the others, hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, (i) to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of these Resolutions to merge said Kaiser Group International, Inc. into the Corporation and to assume the liabilities and obligations of said Kaiser Group International, Inc., (ii) to execute and deliver the Certificate of Ownership and Merger and any and all amendments, agreements, understandings, letters, certificates, schedules, notices, government filings, documents and other items they may deem necessary or appropriate
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(as conclusively presumed from the taking of such action) in connection with or to effect the Merger and Name Change contemplated by the Certificate of Ownership and Merger and the transactions contemplated therein, (iii) to file a Certificate of Ownership and Merger in the office of the Secretary of State of Delaware and a certified copy thereof in the office of the Recorder of Deeds of New Castle County, Delaware at such time as the Authorized Officers deem necessary or appropriate, (iv) to make and execute any and all federal, state, local, international, administrative agency or like body, New York Stock Exchange, Inc., and First Chicago Trust Company of New York filings which any of them may deem necessary or appropriate (as conclusively presumed from the taking of such action) in connection with or to effect the Merger and the Name Change contemplated by the Certificate of Ownership and Merger, these Resolutions, and the transactions contemplated therein, and (v) to take any and all additional steps any of them may deem necessary or appropriate (as conclusively presumed from the taking of such action) to effect the Merger and the Name Change and the transactions contemplated thereby; and

   FURTHER RESOLVED, that pursuant to the immediately preceding Resolutions, if any form or forms of resolution are suggested and/or required by any government agency or instrumentality (including, without limitation, federal, state, local and foreign government agencies and instrumentalities) or any other entities, banks or corporations with which the Corporation has, or proposes to have, business arrangements, then such form or forms of resolution are, upon the filing of such form or forms or resolutions with this Consent of the Board of Directors, hereby adopted in iisdem terminis, as Resolutions of this Board, and
                          ------------------
the Authorized Officers of the Corporation are, and each of them is, authorized, for and in the name of the Corporation, to complete such resolutions, affix the seal of the Corporation thereto, and to file a copy of such Resolutions with this Consent of the Board of Directors.